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                                                                    EXHIBIT 23.4



                              CONSENT OF KPMG LLP



         We consent to incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Suiza Foods Corporation of our report dated March 5, 1998, relating to the consolidated financial statements of Continental Can Company, Inc. for the year ended December 31, 1997, which report appears in the December 31, 1997, Annual Report on Form 10-K of Continental Can Company, and to the reference to our firm under the heading "Experts" in this Prospectus, which is part of such Registration Statement.



                                                    /s/ KPMG LLP


Melville, New York

June 9, 1999